Exhibit 10.2

FIRST Amendment

to

AMENDED AND RESTATED Loan and security agreement

This First Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of August 9, 2016, but effective as of January 20, 2016 (the “Effective Date”), by and between Silicon Valley Bank (“Bank”) and Tracon Pharmaceuticals, Inc., a Delaware corporation (“Borrower”), whose address is 8910 University Center Lane, Suite 700, San Diego, CA 92122.

Recitals

A.Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of May 13, 2015 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank amend the Loan Agreement to permit Borrower to maintain additional Collateral outside of the United States, as more fully set forth herein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendment to Loan Agreement.

2.1Section 7.2 (Changes in Business, Management, Ownership or Business Locations).  The last sentence of Section 7.2 is amended in its entirety and replaced with the following:

Notwithstanding anything to the contrary contained in this Section 7.2 and without limiting anything contained in this Section 7.2, Borrower shall not be permitted to maintain Collateral outside the United States other than (x) Collateral (other than the Compound, as defined below) that is maintained outside the United States at the locations specified on Schedule 7.2 not to exceed Two Hundred and Fifty Thousand Dollars ($250,000) in the aggregate; and (y)(i) compound TRC-105 (the “Compound”) outside the United States, at the locations specified in Schedule 7.2 and at other foreign distributor locations disclosed to Bank in writing, in an amount at each such location not to exceed the amount necessary to conduct Borrower’s Phase 2 clinical trials with respect to the Compound, or Phase 3 clinical trials outside of the United States with respect to the Compound.

3.Limitation of Amendment.

3.1The amendment set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.Effectiveness.  This Amendment shall be deemed effective as of the Effective Date upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
Silicon Valley Bank By: /s/ Igor DaCruz______________ Name: Igor DaCruz______________ Title: Vice President_____________	Tracon Pharmaceuticals, Inc. By: /s/ Patricia L. Bitar__________ Name: Patricia L. Bitar___________ Title: Chief Financial Officer______